Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

Contact:	Carmen Duarte
Phone:	781.332.7268
Email:	cduarte@onebeacon.com
Web Site:	www.onebeacon.com

ONEBEACON SELLS PERSONAL LINES BUSINESS

TO TOWER GROUP

CANTON, Mass. (July 1, 2010) — OneBeacon Insurance Group (NYSE: OB) today announced it has completed the sale of its Traditional Personal Lines business to Tower Group, Inc. (NASDAQ: TWGP). The transaction, which was announced on February 2, included two insurance companies containing the personal lines business, and in relation to the reciprocal insurance exchanges which write business in New York and New Jersey, the two managing attorneys-in-fact and the two surplus notes issued to OneBeacon. Net written premiums for the affected books totaled approximately $420 million for the year ended December 31, 2009. As consideration, based on an estimated June 30, 2010 closing balance sheet, OneBeacon received approximately $167 million, which represents the estimated statutory surplus of the reciprocal insurance exchanges (as consideration for surplus notes issued by the exchanges), the GAAP equity in the insurance companies and attorneys-in-fact, plus $32.5 million.

OneBeacon will include the transaction in its third quarter financial statements, reflecting the sale’s July 1 completion date. The company expects to disclose the estimated net gain on the sale when it issues its second quarter results on July 30.  The final purchase price, proceeds from the sale and the net gain are subject to adjustment, based on a final June 30, 2010 closing balance sheet.

OneBeacon CEO Mike Miller said, “The sale of Personal Lines is a major milestone in our transformation to a specialty-focused company. Our ongoing specialty businesses, clear focus and strong capital position create exciting prospects for OneBeacon. We look forward to building upon our strong foundation to deliver enhanced shareholder value.”

About OneBeacon: OneBeacon Insurance Group, Ltd. is a Bermuda-domiciled holding company that is publicly traded on the New York Stock Exchange under the symbol “OB”. OneBeacon Insurance Group’s underwriting companies offer a range of specialty insurance products sold through select independent agents, regional and national brokers, and wholesalers. The company’s businesses include OneBeacon Professional Insurance, International Marine Underwriters, Entertainment Brokers International Insurance Services, Specialty Accident and Health, OneBeacon Government Risks, OneBeacon Energy Group, A.W.G. Dewar (tuition refund), collector cars and boats written through Hagerty Insurance Agency, Technology, Financial Services, OneBeacon Specialty Property, Property and Inland Marine, and AutoOne.

As one of the oldest property and casualty insurers in the United States, OneBeacon traces its roots to 1831 and the Potomac Fire Insurance Company. Today, OneBeacon’s specialty insurance businesses are national in scope.

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Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This press release may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included or referenced in this release which address activities, events or developments which we expect or anticipate will or may occur in the future are forward-looking statements. The words “will,” “believe,” “intend,” “expect,” “anticipate,” “project,” “estimate,” “predict” and similar expressions are also intended to identify forward-looking statements. These forward-looking statements include, among others, statements with respect to OneBeacon’s:

•                  change in book value per share or return on equity;

•                  business strategy;

•                  financial and operating targets or plans;

•                  incurred loss and loss adjustment expenses and the adequacy of its loss and loss adjustment expense reserves and related reinsurance;

•                  projections of revenues, income (or loss), earnings (or loss) per share, dividends, market share or other financial forecasts;

•                  expansion and growth of our business and operations; and

•                  future capital expenditures.

These statements are based on certain assumptions and analyses made by OneBeacon in light of its experience and perception of historical trends, current conditions and expected future developments, as well as other factors believed to be appropriate in the circumstances. However, whether actual results and developments will conform to our expectations and predictions is subject to a number of risks and uncertainties that could cause actual results to differ materially from expectations, including:

•                  claims arising from catastrophic events, such as hurricanes, windstorms, earthquakes, floods, fires, explosions, terrorist attacks or severe winter weather;

•                  recorded loss and loss adjustment expense reserves subsequently proving to have been inadequate;

•                  the continued availability and cost of reinsurance coverage;

•                  the continued availability of capital and financing;

•                  general economic, market or business conditions;

•                  business opportunities (or lack thereof) that may be presented to it and pursued;

•                  competitive forces, including the conduct of other property and casualty insurers and agents;

•                  changes in domestic or foreign laws or regulations, or their interpretation, applicable to OneBeacon, its competitors, its agents or its customers;

•                  an economic downturn or other economic conditions adversely affecting its financial position including stock market volatility;

•                  actions taken by ratings agencies from time to time, such as financial strength or credit ratings downgrades or placing ratings on negative watch;

•                  the risks that are described from time to time in OneBeacon’s filings with the Securities and Exchange Commission, including but not limited to OneBeacon’s Annual Report on the Form 10-K for the fiscal year ended December 31, 2009 filed February 26, 2010.

Consequently, all of the forward-looking statements made in this press release are qualified by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by OneBeacon will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, OneBeacon or its business or operations. OneBeacon assumes no obligation to update publicly any such forward-looking statements, whether as a result of new information, future events or otherwise.